Exhibit 99.2

Third Quarter 2014 Financial Review and Analysis (preliminary, unaudited) Supplemental Presentation Materials Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year. October 24, 2014

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance, and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impact of economic conditions on underlying demand for our products; (2) competitors' actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume. For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2013 Form 10-K, filed on February 26, 2014 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter (see Attachments A-2 through A-5 to news release dated October 24, 2014). Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use the following non-GAAP financial measures in this presentation: Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the fiscal year. Adjusted operating margin refers to income from continuing operations before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales. Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain events. Adjusted income from continuing operations refers to reported income from continuing operations adjusted for tax-effected restructuring costs and other items. Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, adjusted for tax-effected restructuring costs and other items. Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs). This document has been furnished (not filed) on Form 8-K with the SEC and may be found on our website at www.investors.averydennison.com.

Third Quarter Overview EPS in line with company’s expectations, despite business challenges Sales up approx. 3% on organic basis as 5% organic sales growth in PSM was offset by declines in RBIS and Vancive Gross margin down 100 basis points reflecting declines in both PSM (net impact of pricing and raw material input costs, country and product mix, and restructuring-related transition costs in Europe) and RBIS (volume decline) Operating margin improved 150 basis points due primarily to the combined impact of lower restructuring costs and a prior year charitable contribution. Adjusted operating margin improved 30 basis points as the lower gross margin was more than offset by lower MG&A expense, reflecting lower incentive compensation. Reported EPS (including discontinued operations) of $0.68 Adjusted EPS (non-GAAP, continuing operations) of $0.77 Continuing to return cash to shareholders while maintaining strong balance sheet Free cash flow was $153 mil. and $82 mil. in 3Q and first three quarters, respectively Repurchased 5 mil. shares for $247 mil., and paid $93 mil. in dividends, in the first three quarters Lowered 2014 adjusted EPS guidance range to $3.00 to $3.05

3Q13 4Q13 1Q14 2Q14 3Q14 Organic Sales Change 3.6% 6.6% 4.9% 4.0% 3.2% Currency Translation 0.7% 0.2% (1.2%) 0.1% 0.4% Reported Sales Change* 4.0% 6.8% 3.4% 4.1% 3.6% Sales Trend Analysis *Totals may not sum due to rounding and other factors.

Segment Sales and Margin Analysis 3Q14 Reported Organic Sales Growth: Pressure-sensitive Materials 6% 5% Retail Branding and Information Solutions (2%) (2%) Vancive Medical Technologies (4%) (5%) Continuing Operations 4% 3% Adjusted As Reported (Non-GAAP) 3Q14 3Q13 3Q14 3Q13 Operating Margin: Pressure-sensitive Materials 10.1% 10.2% 10.3% 10.5% Retail Branding and Information Solutions 5.4% 3.2% 6.7% 5.9% Vancive Medical Technologies (15.5%) (3.6%) (15.0%) (3.1%) Continuing Operations 7.5% 6.0% 8.0% 7.7%

Third Quarter Segment Overview PRESSURE-SENSITIVE MATERIALS (PSM) Reported sales of $1.16 bil., up approx. 6% compared to prior year Sales up approx. 5% on organic basis Label and Packaging Materials sales up mid-single digits on organic basis Combined sales for Graphics, Reflective, and Performance Tapes up mid-single digits on organic basis Operating margin declined 10 basis points to 10.1% as the net impact of raw material input costs and pricing, transition costs in Europe, and country and product mix roughly offset the benefit of higher volume and productivity. Wage inflation was largely offset by lower incentive compensation. Adjusted operating margin declined 20 basis points. RETAIL BRANDING AND INFORMATION SOLUTIONS (RBIS) Reported sales of $384 mil., down approx. 2% compared to prior year on reported and organic basis, reflecting soft demand from U.S.-based apparel retailers and brands Operating margin improved 220 basis points to 5.4% as the benefit of productivity, lower restructuring costs, and lower incentive compensation more than offset the impact of wage inflation and lower volume. Adjusted operating margin improved 80 basis points.

Updated 2014 EPS Guidance

Reported EPS	$2.60 - $2.65
Add Back:	
Estimated restructuring costs and other items	~ $0.40
Adjusted EPS (non-GAAP)	$3.00 - $3.05

Key Contributing Factors to Updated 2014 EPS Guidance

- Organic sales growth of ~3.5% (previously ~4%) excluding benefit of extra week of sales
  - 53 weeks in 2014 fiscal year; 14 weeks in fourth quarter
  - At recent rates, currency translation has ~1% negative impact to reported sales growth and ~$6 mil. negative impact to operating income (previously assumed modest negative impact to earnings)
- Tax rate comparable to 2013
- Capital expenditures (including IT) of ~$185 mil. and cash restructuring costs of ~$55 mil. (previously $50 mil.)
- Average shares outstanding (assuming dilution) of ~96 mil. (previously 96 mil. to 97 mil.)
- Free cash flow expected to be less than $300 mil. in 2014 (previously ~$300 mil.)

8 | Third Quarter 2014 Financial Review and Analysis | October 24, 2014
AVERY DENNISON | Inspired Brands. Intelligent World.™

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